Exhibit 10.17

Vivint Solar, Inc.

1800 West Ashton Blvd.

Lehi, Utah 84043

December 14, 2016

Mr. David Bywater

RE: CEO Appointment

Mr. Bywater:

On behalf of Vivint Solar, Inc. (the “Company”), I am pleased to offer you the position of Chief Executive Officer (“CEO”) of the Company on the terms set forth in this letter agreement (the “Agreement”).

Position:

You will serve as the CEO, reporting to the Company’s Board of Directors (the “Board”).  In addition, you shall be appointed to serve as a member of the Board.  For so long as you serve as the CEO, the Company will use commercially reasonable efforts, subject to applicable law and regulations of the New York Stock Exchange, to cause you to be nominated for election as a director and to be recommended to its stockholders for election as a director.  Upon any termination of employment as CEO, you will be deemed to have resigned from all officer and director positions of the Company and any subsidiary of the Company, and you agree that you will execute any and all documents necessary to effect such actions.

Start Date:

Your employment under this Agreement will commence as of December 14, 2016 (the “Start Date”). Following the Start Date, you will continue to be an “at-will” employee of the Company in accordance with the provisions of the At-Will Employment Agreement, attached hereto as Exhibit A.

Compensation:

Your annual base salary shall be $660,000, subject to increase (but not decrease) as may be approved by the Compensation Committee of the Board (the “Compensation Committee”) from time to time.  Your base salary will be payable in accordance with the Company’s regular payroll practices.

With the first pay-period after your Start Date, you will receive a signing bonus equal to $166,667. Such amount will be payable within 30 days of your Start Date.

You will be eligible to participate in the Company’s annual executive bonus program with a target incentive bonus of $650,000, subject to increase (but not decrease), earned and determined at the sole discretion of the Compensation Committee and based on multiple factors, including, but not limited to, achievement of individual and Company performance objectives. For 2016, you will receive an annual bonus equal to $346,667. Such amount will be payable at such time as annual bonuses are paid to other senior executives of the Company.

Unless otherwise determined by the Compensation Committee, to earn any bonus you must be an employee on the date the Company pays such bonus, and you will not earn or be entitled to any pro rata bonus payments if your employment ends for any reason prior to such date.  All earned bonuses will be paid in accordance with the Company’s policies and practices regarding incentive compensation awards.

Incentive Awards:

In connection with your appointment as CEO, the Company will award you long-term equity incentive awards (collectively, the “Equity Incentive Awards”) under its 2014 Equity Incentive Plan (as amended from time to time) (the “Plan”) according to the following terms, subject to the terms of the Plan and the award agreement(s) that you will be required to execute in connection with such grants (collectively, the “Equity Documents”):

•A restricted stock unit award covering shares of common stock of the Company with a grant date fair value of $1,025,000 (the “RSU Award”). The RSU Award will be settled in shares of common stock of the Company, and it shall be subject to the following 4 year vesting schedule: 25% of the total units subject to the RSU Award will vest on December 6, 2017; and an additional 6.25% of the total number of units subject to the RSU Award will vest on a quarterly basis thereafter until the RSU Award is fully vested, subject to your remaining a Service Provider (as defined in the Equity Documents) through each vesting date.

•An option to purchase shares of common stock of the Company, with such option having a grant date fair value of $1,025,000 (the “Option Award”). The per share exercise price of the Option Award will be equal to the fair market value of one share of common stock of the Company on the effective date of the grant of the Option Award. The Option Award shall be subject to the following 4 year vesting schedule: 25% of the total number of shares subject to the Option Award shall become vested on December 6, 2017, and an additional 6.25% of the total number of shares subject to the Option Award will vest on a quarterly basis thereafter until the Option Award is fully vested, subject to your remaining a Service Provider (as defined in the Equity Documents) through each vesting date. The vested portion of the Option Award will remain outstanding and exercisable for 180 days following a termination of your employment by the Company without Cause (as defined in the Equity Documents).

Beginning with the Company’s annual grant cycle in 2018, and each year thereafter, it is anticipated but not guaranteed that the Company will grant to you long-term equity incentive awards in accordance with the Plan (or such other equity incentive plan of the Company as may be in effect at such time) subject to the approval of the Board or an authorized committee thereof at such time, on terms substantially similar to the Equity Documents, with substantially similar vesting terms, and with an aggregate grant date fair value equal to or greater than $2,000,000.

In addition, on the Start Date, with your acceptance of this role as permanent CEO of the Company, your equity incentive award that you received in connection with your employment as interim CEO will automatically vest pursuant to the terms and conditions of that equity incentive award.

Employee Benefits:

We maintain certain employee benefits plans, and you will be able to participate in those plans for which you meet the eligibility requirements.  To the extent that any employee contribution is owed for such benefits, you will continue to be responsible for paying the employee portion, which will be deducted from your pay.

With your employment as CEO, you will also be entitled to participate in the employee benefits and perquisites provide to senior executives of the Company. In addition, you will be provided with use of a leased company vehicle and gas card paid by the Company and an individual excess employee liability insurance policy, and the Company will pay dues for membership at a country club membership of your choosing.

Holidays; Out of Office Time:

We believe in work-life balance.  A calendar of Company-paid holidays is available through Human Resources.  Out of office time is managed and coordinated directly with your manager and in accordance with Company policy for employees exempt from overtime laws in the state where you work.

Severance

In connection with your appointment as CEO, you will be eligible to enter into an Involuntary Termination Protection Agreement, attached hereto as Exhibit B (the “ITPA”) applicable to you based on your senior position within the Company. The ITPA will specify the severance payments and benefits you would be entitled to in connection with a change of control transaction and certain terminations of employment. These protections will supersede all other severance or other benefits you would otherwise be entitled to under any plan, program or policy that the Company may have in effect from time to time.

Vivint Solar, Inc. Policies and Employment Conditions:

You agree to review the Company’s employee handbook, and you agree to thoroughly familiarize yourself with the policies contained in the handbook and other corporate policies of the Company and to abide by them.  Additionally, from time to time, the Company may adopt new policies or make important changes to existing policies and will communicate information about its policies to you by way of electronic mail notification, the Company intranet or otherwise, and you agree to thoroughly review such policy communications and to abide by them.  The Company may modify salaries, bonuses and benefits from time to time.

Withholdings and Taxes:	All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholdings and payroll taxes.
Employment Relationship:

Your employment with the Company is for no specific period of time and continues to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without notice or cause.  Any contrary representations that may have been made to you are superseded by this Agreement.  This is the full and complete agreement between you and the Company on this term.  Although your job, duties, compensation and benefits may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and by the Chief Legal Officer of the Company.

In addition, as a condition of employment with the Company, you will be required to sign the Company’s standard At-Will Employment Agreement, attached hereto as Exhibit A, which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of Company proprietary information. Also, in the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that (i) any and all disputes between you and the Company shall be fully and finally resolved by binding arbitration, and (ii) you are waiving any and all rights to a jury trial.

Outside Activities

Except as specifically approved by the Board, you agree that, during the term of your employment with the Company, you will devote substantially all of your business time and reasonable best efforts to the operation and oversight of the Company’s businesses and performance of your duties hereunder (excluding periods of vacation and sick leave) and will not engage in any other business activities that could conflict with his duties or services to the Company; provided that nothing herein shall preclude you, subject to obtaining consent of the Board, from (i) accepting appointment to or continuing to serve on any board of directors or trustees of any business corporation, and (ii) serving as an officer or director or otherwise participating in non-profit educational, welfare, social, religious and civil organizations.  You similarly agree that you will not engage in any other activities that conflict with your obligations to the Company or any of its subsidiaries or affiliates.  Furthermore, you agree not to bring any third party confidential information to the Company, including that of your former employer, and that in performing your duties for the Company you will not in any way utilize any such information.

Miscellaneous:

This Agreement, the At-Will Employment Agreement, the Equity Documents, and the ITPA shall set forth the terms of your employment with the Company and supersede and replace any prior understandings or agreements, whether oral or written, express or implied, related to the subject matter hereof.  This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, express or implied, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements.  It may not be amended or modified except by a written instrument signed by you and the Chief Legal Officer of the Company.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, which will remain in full force and effect.  This Agreement will be construed and interpreted in accordance with the laws of the State of Utah, without reference to the choice of law provisions thereof.

We have a dynamic organization and look forward to continuing to work with you both to strengthen the Company and to rise to meet the challenges ahead.  Please sign this letter, the At-Will Employment Agreement (Exhibit A) and the Involuntary Termination Protection Agreement (Exhibit B) where indicated and return the same to us promptly.

Sincerely,

Vivint Solar, Inc.

By: /s/ Dana C. Russel

Name:Dana C. Russell

Title:Chief Financial Officer

Agreed and accepted this 14th day of December 2016:

/s/ David Bywater

David Bywater

EXHIBIT A

At-Will Employment Agreement

AT-WILL EMPLOYMENT AGREEMENT

This AT-WILL EMPLOYMENT AGREEMENT is entered into as of the date set forth on the signature page below (this “Agreement”), by the UNDERSIGNED EMPLOYEE (the “Employee”) in favor of VIVINT SOLAR, INC., a Delaware corporation (the “Company”). For good and valuable consideration, the receipt and sufficiency of which is hereby established, Employee agree as follows:

1.Definitions.

(a)“Confidential Information” means any present or future information belonging to the Company or its Affiliates (as defined below) that pertains to the Company’s or its Affiliates’ business, whether developed by Employee or by other employees, contractors, or agents, that is confidential or proprietary in nature, and that is not generally known in the public domain. Confidential Information includes, without limitation, information regarding the Company’s finances, financial condition, operations, business plans, business opportunities, purchasing activities, suppliers or potential suppliers, costs of materials, pricing, margins, sales, markets, marketing strategies, plans and ideas, customers, customer lists, customer agreements, customer purchases, customer documents, potential customers, employees, technical data, research, product plans, products, methodologies, services, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, trade secrets, Confidential Materials, Inventions, Employment Inventions, Intellectual Property, or any other confidential business information of the Company that is disclosed to or obtained by Employee, directly or indirectly, whether in writing, orally, by observation or electronically (through email, computer disk, DVD, CD-ROM, or other electronic means).  For these purposes, “Affiliate(s)” means any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with Company – including, but not limited to, Vivint Solar, Inc. and any of its subsidiaries.

(b)“Confidential Materials” means any tangible medium containing Confidential Information, including but not limited to paper, electronic or magnetic media, prototypes, products, and other materials.

(c)“Employment Inventions” means any Invention or part thereof conceived, developed, reduced to practice, or created by Employee which is:

(i)conceived, developed, reduced to practice, or created by the Employee: (1) within the scope of the Employee’s employment with the Company; (2) on the Company’s time; or (3) with the aid, assistance, or use of any of the Company’s property, equipment, facilities, supplies, resources, or Intellectual Property;

(ii)the result of any work, services, or duties performed by the Employee for the Company;

(iii)related to the industry or trade of the Company; or

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(iv)related to the current or demonstrably anticipated business, research, or development of the Company.

(d)“Intellectual Property” means any and all patents, copyrights, trademarks, service marks, trade secrets, know how, technology, ideas, or computer software belonging to the Company or its affiliates.

(e)“Inventions” means any and all inventions, products, formulations, discoveries, ideas, developments, improvements, technology, know-how, products, devices, structures, equipment, processes, methods, techniques, formulas, trade secrets, texts, research, program, software, computer programs, source codes, data, designs, works of authorship, and or other materials, whether or not published, patented, copyrighted, registered or suitable therefor, and all intellectual property rights therein, to the extent they relate to the Company’s past, present, future, or anticipated business, research, development or trade.

(f)“Pre-Existing Inventions” means any and all inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Employee or in which Employee has an interest prior to, or separate from, Employee’s employment with the Company, including, without limitation, any such inventions that qualifies fully under the provisions of California Labor Code Section 2870, Del.Code tit. 19, § 805, N.C.Gen.Stat. §§ 66-57.1, and Utah Code § 34-39-3(1) (attached hereto as Exhibit A).

(g)“Restricted Business” means providing products and/or services that are substantially similar to or competitive with those offered or provided by the Company or any of its subsidiaries at any time during the Restricted Period or for which the Company or any of its subsidiaries has adopted a plan or authorized a budget prior to the effective date of Employee’s last day of employment, including (without limitation) providing services, as an employee or otherwise to the following companies: [Sungevity, Inc., RPS, Sunrun Inc., SolarCity Corporation, Clean Power Finance, SunPower Corporation, Corbin Solar Solutions LLC, Galkos, Construction, Inc., Zing Solar, Terrawatt, Inc., and any of their respective affiliates or current or future dealers.

(h)“Restricted Period” means the period of time beginning with the date the Employee begins his or her employment with the Company and ending twelve (12) months after the date the Employee left his or her employment with the Company.

(i)“Restricted Territory” means the geographic area consisting of each of the states, territories, districts, and lands of the United States, and any other geographic area in which the Company or any of its affiliates conducts, has conducted within the immediately preceding year, or has proposed to conduct within the immediately preceding year, its business.

2.At-Will Employment. Employee represents and agrees that this Agreement is not, and shall not be construed as, an offer or contract of employment for any period, an offer or guarantee of future employment, or an offer or guarantee of a future contractual relationship. Pursuant to the Vivint Solar Employee Handbook, Employee is an employee “at will” and subject to termination at any time. Employee understands that any representation to the contrary is not valid unless obtained in writing and signed by the Chief Executive Officer of the Company.

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Employee acknowledges that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or Employee, with or without notice.

3.Policies and Practices. Employee agrees to abide by all of the Company’s rules, regulations, handbooks, manuals, training, policies, practices and procedures, including, but not limited to, the Vivint Solar Employee Handbook. The Company, in its sole and absolute discretion, may from time to time amend, modify or revise its rules, regulations, handbooks, manuals, policies, practices and procedures.

4.Background Check. Employee understands and agrees that employment with the Company is contingent on the Company’s receipt, evaluation, and approval of a background check concerning Employee.

5.Covenant of Ownership and Disclosure of Developments.

(a)Employee agrees to promptly disclose to the Company the existence, use, and/or manner of operation of any and all Employment Inventions.

(b)Employee acknowledges and agrees that all Employment Inventions are the sole and exclusive property of the Company. Employee hereby assigns to the Company any and all copyrights, patent rights, trade secrets, and other rights that Employee may have in any Employment Invention. Employee agrees to take all actions reasonably requested by the Company, both during and after the term of Employee’s employment, to assign to the Company and to establish, perfect, exercise or protect the Company’s rights in any Employment Inventions or title thereto, including without limitation, assisting in obtaining or registering copyrights, patents, trademarks or similar intellectual property rights and executing assignments to the Company. If the Company is unable, because of Employee’s mental or physical incapacity, geographic distance or for any other reason, to obtain Employee’s approval or signature on any document necessary or useful to claim, secure, extend, protect or enforce any right in intellectual property to which the Company has a reasonable claim, then Employee hereby appoints the Company and its duly authorized officers as Employee’s agent and attorney-in-fact to act for Employee for the purpose of accomplishing such act with the same legal force and effect as if executed by Employee. Employee will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission.

(c)Employee will inform the Company in writing prior to incorporating any Pre-Existing Inventions into any Invention or otherwise utilizing any such Pre-Existing Inventions in the course of Employee’s employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Pre-Existing Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Employee has attached hereto as Exhibit B, a list describing all Pre-Existing Inventions or, if no such list is attached,

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represents and warrants that there are no such Pre-Existing Inventions. Furthermore, Employee represents and warrants that if any Pre-Existing Inventions are included on Exhibit B, they will not materially affect Employee’s ability to perform all obligations under this Agreement.

6.Confidentiality and Non-Disclosure Agreement.

(a)Covenant to Safeguard Confidential Information. In connection with Employee’s Services hereunder, Employee may receive or have access to Confidential Information and Confidential Materials. Employee acknowledges and agrees that:

(i)All Confidential Information shall remain the sole property of the Company;

(ii)All Confidential Information belonging to the Company is valuable, special and unique to the Company’s business, that the Company’s business depends upon such Confidential Information, and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company;

(iii)Unless Employee is engaging in Protected Activity, as described below in Section 6(e), Employee shall keep all Confidential Information confidential and will not, without the prior written consent of the Company’s Chief Executive Officer or General Counsel, disclose (whether directly or through some other person or entity), in whole or in part, and will not use such information, directly or indirectly, for any purpose other than as expressly allowed by the Company;

(iv)Unless Employee is engaging in Protected Activity, as described below in Section 6(e), Employee shall not use the Company’s Confidential Information for Employee’s direct or indirect benefit or for the direct or indirect benefit of any person or entity other than the Company;

(v)Unless Employee is engaging in Protected Activity, as described below in Section 6(e), Employee shall not aid, encourage, or allow any other person or entity to use the Company’s Confidential Information without authorization;

(vi)Employee shall use reasonable and diligent efforts to protect the confidentiality of the Company’s Confidential Information;

(vii)Unless Employee is engaging in Protected Activity, as described below in Section 6(e), Employee shall use the Company’s Confidential Information solely to fulfill the duties of Employee’s employment relationship with the Company and not otherwise to use such information for Employee’s benefit or the benefit of others;

(viii)Employee shall not use, view, or access Confidential Information where it can be seen or viewed by unauthorized persons, and not to leave such information or materials where they can be seen or accessed by unauthorized persons;

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(ix)Employee shall notify the Company if Employee becomes aware of any loss, misuse, wrongful disclosure, or other unauthorized access of the Company’s Confidential Information by any person;

(x)Employee shall take all other reasonable steps necessary, or reasonably requested by the Company, to safeguard the Company’s Confidential Information from unauthorized disclosure or use; and

(xi)Employee shall not disclose to the Company any trade secrets or confidential information of party to whom Employee owes a duty of confidentiality.

(b)Permission to Notify. Employee authorizes the Company to notify others, including (without limitation) the Employee’s current or future clients, of the terms of this Agreement and the Employee’s covenants and obligations hereunder.

(c)Return of Information. Upon the request of the Company, or upon the termination of Employee’s employment with the Company, Employee shall deliver promptly (and in no event later than two (2) business days after termination) to the Company all Confidential Information and other documents or materials belonging to the Company (including all copies thereof), and all other property belonging to the Company, which are in Employee’s possession, custody or control.

(d)Notice of Compelled Disclosure. In the event that Employee or anyone to whom Employee transmits any Confidential Information (“Compelled Person”) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or other similar judicial or other compulsory process) to disclose any of the Confidential Information, such Compelled Person will provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy to protect and preserve the confidentiality of such Confidential Information and/or waive compliance with the provisions of this Agreement. In the event that such a protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, Employee shall disclose or furnish only that portion of the Confidential Information that Employee is legally required to produce and will exercise his or her best efforts to obtain reliable assurance that the Confidential Information will be kept confidential to the greatest extent possible. This provision shall not restrict an Employee who is requested by a law enforcement agency not to provide such notice to the Company, nor does it limit Employee from engaging in Protected Activity, as defined below in Section 6(e).

(e)Protected Activity Not Prohibited.  Nothing in this Agreement limits or prohibits Employee from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, Employee must take all reasonable precautions to prevent

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any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. Employee is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product.

7.Former Employer Information. Employee agrees that (i) he/she will not, during employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity; and (ii) Employee will not bring onto the premises of the Company any document, electronic data, or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

8.Covenant Not to Solicit Employees. To the fullest extent permitted under applicable law, Employee agrees that during the Restricted Period, Employee will not directly or indirectly engage in the following conduct, nor will Employee aid, abet, assist, encourage, or influence others to do so: Induce or attempt to induce, solicit or attempt to solicit, or encourage or attempt to encourage, in any capacity, on Employee’s behalf or on behalf of any other firm, person or entity, any employee of the Company to leave his/her employment at the Company. Employee agrees that nothing in this Section shall affect his/her continuing obligations under this Agreement during and after the Restricted Period, including, without limitation, Employee’s obligations under the Confidentiality and Non-Disclosure Agreement section in this Agreement.

9.Covenant Not to Solicit Customers. This Covenant Not to Solicit Customers applies to Employee if he/she is employed by the Company outside of California. This Covenant Not to Solicit Customers does not apply to Employee if he/she is employed by the Company in California. During the Restricted Period, Employee will not directly or indirectly engage in the following conduct, nor will Employee aid, abet, assist, encourage, or influence others to do so: Induce or attempt to induce, solicit or attempt to solicit, or encourage or attempt to encourage, in any capacity, on Employee’s behalf or on behalf of any other firm, person, or entity, any current or former customer of the Company (herein defined as a “Vivint Solar Customer”) to terminate a contract with the Company or any other entity, or to allow such contract to be canceled, not renewed, or to enter into a contract with another company. Employee acknowledges and agrees that (i) the names, addresses, product specifications, pricing, and information regarding Vivint Solar Customers and the Company, are the confidential and proprietary information of the Company (collectively, “Proprietary Information”); and (ii) Employee shall not, nor shall it permit any other person or entity within its control, to sell, disclose, or otherwise disseminate Proprietary Information (each, “Improper Disclosure”). Employee promises not to engage in any Improper Disclosure during or after his/her employment with the Company.

10.Covenant Not to Compete. This Covenant Not to Compete applies to Employee if he/she is employed by the Company outside of California. This Covenant Not to Compete does not apply to Employee if he/she is employed by the Company in California.

(a)To the maximum extent permitted under applicable law, during the Restricted Period, Employee shall not, in any manner, directly or indirectly, in the Restricted Territory: (i) engage or invest in; (ii) own, manage, operate, finance, control; (iii) participate in the ownership, management, operation, financing, or control of; or (iv) be employed by, work for or with, or in any way assist, any business, person, firm, corporation, partnership, limited liability

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company, governmental or private entity, or any other entity of whatever kind, engaged in the Restricted Business.

(b)Nothing contained in this Agreement shall prohibit Employee from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as Employee has no active participation in the business of such corporation.

(c)During the Restricted Period, Employee shall communicate the contents of this Agreement to any person (including any business) that Employee intends to be retained or employed by, associated with, or represent and which Employee knows is engaged in the Restricted Business in the Restricted Territory.

11.Tolling of Covenants. If a court of competent jurisdiction determines that Employee has violated any of Employee’s obligations under this Agreement, then the Restricted Period will automatically be extended by a period of time equal in length to the period during which such violation or violations occurred.

12.Reasonableness of Covenants. Employee acknowledges and understands that the covenants of Employee under this Agreement are limited to the extent necessary to protect the legitimate business interests of the company, including the loss of goodwill, unfair competition and to preserve the Company’s Confidential Information. Employee expressly acknowledges and agrees that the respective covenants and agreements contained herein are reasonable as to both scope and time.

EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT HIS OR HER STRICT COMPLIANCE WITH THE COVENANTS HEREUNDER IS A MATERIAL CONDITION OF THIS AGREEMENT, AND THAT THE COMPANY WOULD NOT HAVE ENGAGED, OR CONTINUED TO ENGAGE, EMPLOYEE WITHOUT THIS AGREEMENT.

13.Requests for Clarification. In the event Employee is uncertain as to the meaning of any provision of this Agreement or its application to any particular information, document, item or activity, Employee should inquire in writing to the Chief Executive Officer, General Counsel, and/or Human Resources Director of the Company, specifying any areas of uncertainty. The Company will respond in writing within a reasonable time and will endeavor to clarify any areas of uncertainty, including such things as whether it considers particular information or documents to be Confidential Information, and will endeavor to explain any provisions of this Agreement.

14.Remedies for Breach of the Covenants. Employee recognizes that the Company’s business interest in maintaining the confidentiality of its Confidential Information, its relationships and goodwill with its customers, and the stability of its work force, is so great that the remedy at law for Employee’s breach or threatened breach of the covenants contained in this Agreement may be an inadequate remedy. Employee agrees that, in the event of a breach or threatened breach by Employee of any of the covenants contain in this Agreement, a court of competent jurisdiction may issue a restraining order or an injunction against Employee, restraining or enjoining Employee from engaging in conduct or actions that violate the said covenant. In addition, the Company shall be entitled to any and all other remedies available to the Company at law or in equity, and no

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action by the Company in pursuing a given remedy shall constitute an election to forego other remedies.

15.Arbitration and Equitable Relief. This Arbitration provision applies to Employee if he/she is employed by the Company outside of California. This Arbitration provision does not apply to Employee if he/she is employed by the Company in California. Instead, the Arbitration provision attached hereto as Exhibit C applies to Employee if he/she is employed by the Company in California.

(a)Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN THE UTAH UNIFORM ARBTITRATION ACT (THE “RULES”) AND PURSUANT TO UTAH LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, THE UTAH ANTIDISCRIMINATION ACT, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS, EXCEPT AS PROHIBITED BY LAW. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT OR THE SARBANES-OXLEY ACT, INCLUDING ANY RIGHTS PROHIBITING COMPULSORY ARBITRATION. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS ME FROM ENGAGING IN PROTECTED ACTIVITY, AS SET FORTH BELOW. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.  UNLESS I AM EMPLOYED IN MISSOURI, WASHINGTON, MONTANA, OREGON, IDAHO, NEVADA, ARIZONA, ALASKA, HAWAII, ILLIONIS, OR INDIANA, I AGREE THAT I MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, I

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HEREBY WAIVE MY RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION(S) AGAINST THE COMPANY, AS PERMITTED BY LAW.

(b)Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT AS PROHIBITED BY LAW, AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW, INCLUDING THE UTAH RULES OF CIVIL PROCEDURE AND THE UTAH RULES OF EVIDENCE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ABRITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN UTAH COUNTY, UTAH.

(c)Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(d)Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION, PROPRIETARY INFORMATION, NONCOMPETITION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND

At-Will Employment Agreement

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BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES WITHOUT REGARD FOR THE PREVAILING PARTY IN THE FINAL JUDGMENT, IF ANY. SUCH ATTORNEYS’ FEES AND COSTS SHALL BE RECOVERABLE ON WRITTEN DEMAND AT ANY TIME, INCLUDING, BUT NOT LIMTIED TO, PRIOR TO ENTRY OF A FINAL JUDGMENT, IF ANY, BY THE COURT, AND MUST BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND OR ELSE SUCH AMOUNTS SHALL BE SUBJECT TO THE ACCRUAL OF INTEREST AT A RATE EQUAL TO.

(e)Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE UTAH LABOR COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE SECURITIES AND EXCHANGE COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(f)Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

16.Miscellaneous.

(a)Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement by any Party shall be in writing delivered, if to the Company, to the address set forth below, and if to Employee, to the address set forth on the signature page hereto, or to such other address as any Party may designate from time to time by written notice to all other Parties. Each such notice, request, demand, or other communication shall be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three (3) days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one (1) day after the date it is given to such service; (iv) if sent by facsimile, upon receipt of confirmation of successful transmission by the facsimile machine; and (v) if sent by email, upon acknowledgement of receipt by the recipient.

At-Will Employment Agreement

(Rev. 12/2016)

VIVINT SOLAR, INC.

Address:	1800 West Ashton Boulevard
City, State Zip:	Lehi, Utah 84043
Attention:	Tessa White

Senior VP, Human Capital

WITH COPY TO:

VIVINT SOLAR, INC.

Address:	1800 West Ashton Boulevard
City, State Zip:	Lehi, Utah 84043
Attention:	Legal Department

(b)Survival. The provisions of this Agreement shall survive the termination of Employee’s employment with the Company.

(c)Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by applicable law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law. In the event that the scope of any provision is declared by a court of competent jurisdiction to exceed the maximum scope that such court deems enforceable, then such court shall reduce the scope to the maximums scope permitted by law.

(d)Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee and his/her respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, or by operation of law, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by Employee without the prior written consent of the Company. The Company may assign, transfer, or sell its rights under this Agreement, in its sole and absolute discretion, without the consent of Employee.

(e)Attorneys’ Fees and Costs. In the event that either Party commences an action to enforce the terms of this Agreement, or to seek damages or injunctive relief for the alleged breach thereof, the prevailing Party shall be entitled to collect from the non-prevailing Party its, his or her reasonable attorneys’ fees and costs incurred therein.

(f)Amendments and Waivers. The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may only be amended, waived, or modified by an instrument in writing signed by all of the Parties. No modification, waiver, or amendment of this Agreement shall be effective or binding against the Company unless signed by the Company’s Chief Executive Officer or General Counsel.

(g)Choice of Law. This agreement shall be governed by, and construed under, the internal laws of the state of Utah, without reference to conflicts of laws rules thereof.

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(Rev. 12/2016)

(h)Submission to Jurisdiction. This Submission to Jurisdiction applies to Employee if he/she is employed by the Company outside of California. Each Party irrevocably consents and agrees that any action, proceeding, or other litigation by or against any other Party or Parties with respect to any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby, shall be brought and tried exclusively in the state and federal courts located in the City of Salt Lake, County of Salt Lake, in the State of Utah, and any such legal action or proceeding must be removed to the aforesaid courts. By execution and delivery of the Agreement, each Party accepts, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives (a) any objection which it may now or hereafter have to the laying of venue with respect any such action, proceeding, or litigation arising out of or in connection with this Agreement or the transactions contemplated hereby brought in the aforesaid courts, and (b) any right to stay or dismiss any such action, proceeding, or litigation brought before the aforesaid courts on the basis of forum non-conveniens. Each Party further agrees that personal jurisdiction over it may be affected by service of process by certified mail, postage prepaid, addressed as provided in Section 16(a) of this Agreement, and when so made shall be as if served upon it personally within the State of Utah.

(i)Submission to Jurisdiction (California Employee). This Submission to Jurisdiction applies to Employee if he/she is employed by the Company in California. Each Party irrevocably consents and agrees that any action, proceeding, or other litigation by or against any other Party or Parties with respect to any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby, shall be brought and tried exclusively in the state and federal courts located in the City of Los Angeles, in the State of California, and any such legal action or proceeding may be removed to the aforesaid courts. By execution and delivery of the Agreement, each Party accepts, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives (a) any objection which it may now or hereafter have to the laying of venue with respect any such action, proceeding, or litigation arising out of or in connection with this Agreement or the transactions contemplated hereby brought in the aforesaid courts, and (b) any right to stay or dismiss any such action, proceeding, or litigation brought before the aforesaid courts on the basis of forum non-conveniens. Each Party further agrees that personal jurisdiction over it may be affected by service of process by certified mail, postage prepaid, addressed as provided in Section 16(a) of this Agreement, and when so made shall be as if served upon it personally within the State of California.

(j)Headings. The Article, Section, and Paragraph headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)Counterparts. This Agreement may be executed by Employee by facsimile, email, or digital signature, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile, digital signature, or portable document format (“pdf”) signature page shall constitute an original for purposes hereof.

[SIGNATURE PAGES FOLLOW]

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(Rev. 12/2016)

BY SIGNING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT EMPLOYEE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

Dated as of: December 14, 2016

EMPLOYEE:

Signature:

Print Full Name:

Address:

City, State ZIP:

E-Mail:

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(Rev. 12/2016)

EXHIBIT A

to At-Will Employment Agreement

CALIFORNIA LABOR CODE SECTION 2870
INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

“(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)Result from any work performed by the employee for the employer.

(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

N.C.GEN.STAT. §§ 66-57.1

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that

(i) relate to the employer’s business or actual or demonstrably anticipated research or development, or

(ii) result from any work performed by the employee for the employer.

To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.

DEL.CODE TIT. 19, § 805

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that:

(1)Relate to the employer’s business or actual or demonstrably anticipated research or development; or

(2)Result from any work performed by the employee for the employer.

To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.

UTAH CODE § 34-39-3(1)

(1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to

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(Rev. 12/2016)

offer to assign or license, to the employer any right or intellectual property in or to an invention that is:

(a) created by the employee entirely on his own time; and

(b) not an employment invention.

EXHIBIT A

At-Will Employment Agreement

(Rev. 12/2016)

EXHIBIT B
to At-Will Employment Agreement

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements
___ Additional Sheets Attached

Date:
Signature

Name of Employee (typed or printed)

EXHIBIT B

At-Will Employment Agreement

(Rev. 12/2016)

EXHIBIT C
to At-Will Employment Agreement

ARBITRATION AND EQUITABLE RELIEF

This Arbitration provision applies to Employee only if he/she is employed by and works for the Company in California. This Arbitration provision does not apply to Employee if he/she is employed by the Company outside of California. Instead, the Arbitration provision set forth in Section 14 applies to Employee if he/she is employed by the Company outside of California.

(a)Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN THE UTAH UNIFORMA ARBITRATION ACT (THE “ACT”), AND PURSUANT TO UTAH LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE UTAH ANTIDISCRIMINATION ACT, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY OTHER STATUTORY OR COMMON LAW CLAIMS, EXCEPT AS PROHIBITED BY LAW. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT OR THE SARBANES-OXLEY ACT, INCLUDING ANY RIGHTS PROHIBITING COMPULSORY ARBITRATION. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS ME FROM ENGAGING IN PROTECTED ACTIVITY, AS SET FORTH BELOW. I UNDERSTAND THAT I MAY BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL, AS PERMITTED BY LAW. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

(b)Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE UTAH RULES OF CIVIL

EXHIBIT C

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(Rev. 12/2016)

PROCEDURE. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PROVIDED BY APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW, INCLUDING THE UTAH RULES OF CIVIL PROCEDURE AND THE UTAH RULES OF EVIDENCE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN LOS ANGELES COUNTY, CALIFORNIA.

(c)Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(d)Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(e)Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I ACKNOWLEDGE AND AGREE THAT I HAVE RECEIVED A COPY OF THE TEXT OF CALIFORNIA LABOR CODE SECTION 2870 IN EXHIBIT A. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

EXHIBIT C

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(Rev. 12/2016)

EXHIBIT B

Involuntary Termination Protection Agreement

VIVINT SOLAR, INC.

INVOLUNTARY TERMINATION PROTECTION AGREEMENT

THIS INVOLUNTARY TERMINATION PROTECTION AGREEMENT (this “Agreement”) is made and entered into by and between David Bywater (“Executive”) and Vivint Solar, Inc. (the “Company”), effective as of December 14, 2016 (the “Effective Date”).

RECITALS

The Board of Directors of the Company (the “Board”) believes that it is in the best interest of the Company and its stockholders to assure that the Company shall have the continued dedication and objectivity of Executive, to provide Executive with an incentive to continue Executive’s employment with the Company, and to motivate Executive to maximize the value of the Company for the benefit of its stockholders.

The Board believes that it is important to provide Executive with certain severance benefits upon Executive’s termination of employment under certain circumstances. These benefits shall provide Executive with enhanced financial security and incentive and encouragement to remain with the Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained herein, the Company and Executive hereby agree as follows:

1.Term of Agreement. This Agreement shall terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2.At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law. If Executive’s employment terminates for any reason, including (without limitation) any termination for Cause, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or as may otherwise be available in accordance with the Company’s established employee plans that provide benefits other than in the nature of severance or separation pay.

3.Severance Benefits.

(a)Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive other than for Good Reason, or (ii) for Cause by the Company, then Executive shall not be entitled to receive any payment other than accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Executive under any Company’s established employee plans, policies, and arrangements that provide benefits other than in the nature of severance or separation pay (“Accrued Compensation”).

(b)Involuntary Termination other than for Cause or Voluntary Termination for Good Reason outside of the Change of Control Period. If, outside of the Change of Control Period, (i) the Company terminates Executive’s employment with the Company other than for Cause (excluding by reason of death or Disability) or (ii) if Executive resigns from such employment for Good Reason, then subject to Section 4 below and in addition to any Accrued Compensation, Executive shall receive the following:

(i)Non-COC Severance Payment. Executive shall be paid an amount equal to 1.5x the sum of (A) Executive’s base salary rate, as then in effect, less $10,000, plus (B) (i) if Executive has been employed with the Company for at least one year as of the date of Executive’s termination of employment, the average of performance bonuses paid to Executive for each year Executive was employed by the Company during the 3-year period immediately preceding the date of Executive’s termination of employment or (ii) if Executive has been employed with the Company for less than one year as of the date of Executive’s termination of employment, Executive’s target annual performance bonus, in effect for the Company’s fiscal year in which Executive’s employment with the Company terminates (the “Non-COC Severance”). The Non-COC Severance will be paid, less applicable withholdings, in equal installments over a period of 18 months following the date Executive’s employment with the Company terminates (the “Non-COC Severance Period”), with the first payment to be made on the 61st day following Executive’s termination of employment (and to include any severance payments that otherwise would have been paid to Executive within the 60 days following the date of Executive’s termination of employment), with any remaining payments paid in accordance with the Company’s normal payroll practices for the remainder of the Non-COC Severance Period.

(ii)Non-COC Additional Bonus Payment. Executive shall be paid an amount equal to a pro-rata portion of the annual bonus paid to Executive in respect of the fiscal year which ended prior to the fiscal year that contained the date of Executive’s termination of employment; provided, however, that if the duration of Executive’s employment with the Company in the prior fiscal year did not entitle Executive to annual bonus for that fiscal year, such pro-rata portion instead will be determined using Executive’s target annual bonus in the fiscal year that contained the date of Executive’s termination of employment (the “Non-COC Additional Bonus”).  The pro-rata portion will be based on the number of days that elapsed in the fiscal year between the first day of the fiscal year and the date of Executive’s termination of employment compared to 365. This Non-COC Additional Bonus will be paid, less applicable withholdings, in equal installments over the Non-COC Severance Period, with the first payment to be made on the 61st day following Executive’s termination of employment (and to include any Non-COC Additional Bonus amount that otherwise would have been paid to Executive within the 60 days following the date of Executive’s termination of employment), with any remaining payments paid in accordance with the Company’s normal payroll practices for the remainder of the Non-COC Severance Period.

(iii)Continued Employee Benefits. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (A) the end of the Non-COC Severance Period or (B) the date upon which Executive and/or Executive’s eligible dependents are no longer eligible for COBRA continuation coverage. The reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Notwithstanding the first sentence of this Section 3(b)(iii), if, at the time of Executive’s termination of employment, it would result in a Company excise tax to reimburse Executive for the COBRA premiums than no such premiums will be reimbursed and if do so would not cause imposition of an excise tax, Executive will be paid a single lump sum of $36,000.

(c)Involuntary Termination other than for Cause or Voluntary Termination for Good Reason within the Change of Control Period. If, within the Change of Control Period, (i) the Company terminates Executive’s employment without Cause (excluding by reason of death or Disability) or (ii) Executive terminates Executive’s employment with the Company for Good Reason, then, subject to Section 4 below and in addition to any Accrued Compensation, Executive shall receive the following severance from the Company:

(i)COC Severance Payment. Executive shall be paid an amount equal to 2.0x the sum of (A) Executive’s base salary rate, as then in effect, less $10,000 plus (B) (i) if Executive has been employed with the Company for at least one year as of the date of Executive’s termination of employment, the average of the performance bonuses paid to Executive for each year Executive was employed by the Company during the 3-year period immediately preceding the date of Executive’s termination of employment or (ii) if Executive has been employed with the Company for less than one year as of the date of Executive’s termination of employment, Executive’s target annual performance bonus, in effect for the Company’s fiscal year in which Executive’s employment with the Company terminates (the “COC Severance”). The COC Severance will be paid, less applicable withholdings, in a lump sum on the 61st day following Executive’s termination of employment. For the avoidance of doubt, if (x) Executive incurred a termination prior to a Change of Control that qualifies Executive for severance payments under Section 3(b)(i) above; and (y) a Change of Control occurs within six months following Executive’s termination of employment that qualifies Executive for the superior benefits under this Section 3(c)(i), then Executive shall be entitled to a lump-sum payment of the amount calculated under this Section 3(c)(i), less amounts already paid under Section 3(b)(i) above.

(ii)COC Additional Bonus Payment. Executive shall be paid an amount equal to a pro-rata portion of the annual performance bonus that would have been paid to Executive had Executive been employed by the Company for the entire fiscal year that contained the date of Executive’s termination of employment, based on actual performance for such fiscal year (and assuming that any performance objectives that are based on individual performance are achieved at target levels) (the “COC Additional Bonus”). This COC Bonus Severance will be paid in a lump sum, less applicable withholdings, at the same time as annual performance bonuses are paid to other Company executives. For the avoidance of doubt, if (x) Executive incurred a termination prior to a Change of Control that qualifies Executive for severance payments under Section 3(a)(ii) above; and (y) a Change of Control occurs within six months following Executive’s termination of employment that qualifies Executive for superior benefits under this Section 3(c)(ii), then Executive shall be entitled to a lump-sum payment of the amount calculated under this Section 3(c)(ii), less amounts already paid under Section 3(b)(ii) above, but in no case less than $0.

(iii)Equity Compensation Acceleration. 100% of Executive’s then unvested outstanding stock options, restricted stock units and other Company equity compensation awards, including any equity awards transferred to Executive’s estate planning vehicles (the “Equity Compensation Awards”) shall immediately vest and become exercisable. In the case of equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels. Any Company stock options and stock appreciation rights shall thereafter remain exercisable following Executive’s employment termination for the period prescribed in the respective option and stock appreciation right agreements.

(iv)Continued Employee Benefits. If Executive elects continuation coverage pursuant to the COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (A) the end of 18 months or (B) the date upon which Executive and/or Executive’s eligible dependents are no longer eligible for COBRA continuation coverage. The reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. Notwithstanding the first sentence of this Section 3(c)(iv), if, at the time of Executive’s termination of employment, it would result in a Company excise tax to reimburse Executive for the COBRA premiums than no such premiums will be reimbursed and if do so would not cause imposition of an excise tax, Executive will be paid a single lump sum of $36,000.

(d)Termination for Death or Disability. If Executive’s employment is terminated as a result of Executive’s Disability or death, Executive (or Executive’s estate) shall not be entitled to receive any payment other than Accrued Compensation.

(e)Exclusive Remedy. In the event of a termination of Executive’s employment, the provisions of Section 3 are intended to be and are exclusive an in lieu of any other rights or remedies to which Executive or the Company otherwise may be entitled, whether at law, tort, or contract, in equity, or under this Agreement (other than the payment of Accrued Compensation). For the avoidance of doubt, Executive shall in no circumstances be entitled to both benefits pursuant to Section 3(b) and the benefits pursuant to Section 3(c), except as specifically set out in Section 3(c). Executive will be entitled to no benefits, compensation, or other payments or rights upon a termination of employment other than those benefits expressly set forth in Section 3 of this Agreement.

4.Conditional Nature of Severance Payments and Benefits.

(a)Release of Claims Agreement. The receipt of any severance payments or benefits pursuant to this Agreement is subject to Executive signing and not revoking a separation agreement and release of claims in substantially the form attached hereto as Exhibit A (the “Release”), which must become effective and irrevocable no later than the 60th day following Executive’s termination of employment (the “Release

Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Executive shall forfeit any right to severance payments or benefits under this Agreement. In no event shall severance payments or benefits be paid or provided until the Release actually becomes effective and irrevocable. Any severance payments or benefits under this Agreement will be paid, or, in the case of installments, will commence, on the first regularly scheduled payroll date following the date the Release becomes effective and irrevocable, or if later, such time as required by Section 4(c)(iii) below.

(b)Restrictive Covenants. During the term of Executive’s employment and for the Restricted Period, Executive shall comply with the restrictive covenants set forth on Appendix A (collectively, the “Restrictive Covenants”). Executive’s receipt of any payments or benefits under Section 3 shall be subject to Executive continuing to comply with the terms of the Restrictive Covenants.

(c)Section 409A.

(i)Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred  Payments”) shall be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A‑1(b)(9) shall be payable until Executive has a “separation from service” within the meaning of Section 409A.

(ii)It is intended that none of the severance payments under this Agreement will constitute “Deferred Payments” but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 4(c)(iv) below or resulting from an involuntary separation from service as described in Section 4(c)(v) below. However, any severance payments or benefits under this Agreement that would be considered Deferred Payments shall be paid on, or, in the case of installments, shall not commence until, the 61st day following Executive’s separation from service, or, if later, such time as required by Section 4(c)(iii). Except as required by Section 4(c)(iii), any installment payments that would have been made to Executive during the 60 day period immediately following Executive’s separation from service but for the preceding sentence shall be paid to Executive on the 61st day following Executive’s separation from service and the remaining payments shall be made as provided in this Agreement.

(iii)Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the Deferred Payments, if any, that are payable within the first six months following Executive’s separation from service, shall become payable on the first payroll date that occurs on or after the date six months and one day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, shall be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but before the six month anniversary of the separation from service, then any payments delayed in accordance with this paragraph shall be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments shall be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

(iv)Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Payments for purposes of Section 4(c)(i) above.

(v)Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury

Regulations that does not exceed the Section 409A Limit (as defined below) shall not constitute Deferred Payments for purposes of Section 4(c)(i)above.

(vi)The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition before actual payment to Executive under Section 409A. In no event will the Company reimburse Executive for any tax obligations incurred by Executive as a result of the application of Section 409A.

5.Golden Parachute Excise Tax Best Results. In the event that the severance and other benefits provided for in this agreement or otherwise payable to Executive (a) constitute “parachute payments” within the meaning of Code Section 280G and (b) would be subject to the excise tax imposed by Code Section 4999, then such benefits shall be either:

(i)delivered in full, or

(ii)delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Code Section 4999, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999. Unless the Company and Executive otherwise agree in writing, the determination of Executive’s excise tax liability and the amount required to be paid under this Section 5 shall be made in writing by a nationally recognized certified professional services firm selected by the Company, the Company’s legal counsel or such other person or entity to which the parties mutually agree (the “Firm”). For purposes of making the calculations required by this Section 5, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and Executive shall furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 5. The Company shall bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 5. Any reduction in payments and/or benefits required by this Section 5 shall occur in the following order: (i) reduction of cash payments; (ii) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (iii) cancellation of accelerated vesting of equity awards; or (iv) reduction of employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards. If two or more equity compensation awards are granted on the same date, each award shall be reduced on a pro-rata basis.

6.Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a)Cause. “Cause” means any of the following occurring during Executive’s employment by the Company (except with respect to clause (v) below): (i) material personal dishonesty by Executive involving Company business or participation in a fraud against the Company, or Executive’s breach of Executive’s fiduciary duty to Company; (ii) Executive’s indictment or conviction of a felony or other crime involving moral turpitude or dishonesty; (iii) Executive’s willful material refusal to comply with the lawful requests made of Executive by the Board reasonably related to Executive’s employment by the Company and the performance of Executive’s duties with respect thereto (but which shall not include a request to waive or amend any portion of this Agreement or terminate this Agreement or to consent to an action that would result in Executive’s loss of a right under this Agreement); (iv) Executive’s material violation of the Company’s policies, after written notice to Executive and an opportunity to be heard by the Board and Executive’s failure to fully cure such violations within a reasonable period of time of not less than 30 days after such hearing; (v) Executive’s threats or acts of violence in the workplace; (vi) Executive’s unlawful harassment in the course of any business activity of any employee or independent contractor of the Company; (vii) Executive’s theft or unauthorized conversion by or transfer of any Company asset or business opportunity to Executive or any third party; and (viii) a material breach by Executive of any material provision of this Agreement or any other agreement with the Company after written notice to Executive and an opportunity to be heard by the Board and Executive’s failure to fully cure such breach within a reasonable period of time of not less than 30 days after such hearing.

(b)Change of Control. “Change of Control” means the occurrence of any of the following events:

(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; or

(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person shall not be considered a Change of Control; or

(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For these purposes, persons shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing provisions of this definition, a transaction will not constitute a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)Change of Control Period. “Change of Control Period” means the period beginning on the date six months prior to, and ending on the date that is 18 months following, a Change of Control.

(d)Disability. “Disability” means that Executive has been unable to perform Executive’s duties at the Company as the result of Executive’s incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of Executive’s duties hereunder before the termination of Executive’s employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

(e)Good Reason. “Good Reason” means Executive’s resignation within 90 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s express written consent:

(i)a material diminution in Executive’s title, duties, authority, reporting position or responsibilities measured in the aggregate; or

(ii)a material reduction of Executive’s base compensation (in other words, a material reduction in Executive’s base salary or target bonus opportunity) as in effect immediately prior to such reduction, other than reductions implemented as part of an overall Company-wide reduction program that is applied similarly to all executive officers and is no more than 20%; or

(iii)a material change in the geographic location at which Executive must perform services (in other words, Executive’s relocation to a facility or an office location more than a seventy-five (75)-mile radius from Executive’s then current location); or

(iv)a material breach by the Company of a material provision of any material agreement between Executive and the Company.

Notwithstanding the foregoing, Executive agrees not to resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within ninety (90) days of the initial existence of the grounds for Good Reason and a reasonable cure period of thirty (30) days following the date of such notice.

(f)Restricted Period. “Restricted Period” means a period of 12 months following the date of Executive’s termination of employment; provided, however, that if Executive’s termination of employment occurs under the circumstances giving rise to payment under Section 3(b) of this Agreement, the Restricted Period will equal the Non-COC Severance Period.

7.Successors.

(a)The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

(b)Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.Notice.

(a)General. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Executive, at Executive’s last known residential address and (ii) if to the Company, at the address of its principal corporate offices (attention:  Secretary), or in any such case at such other address as a party may designate by 10 days’ advance written notice to the other party pursuant to the provisions above.

(b)Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason or Disability or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) above. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of Good Reason or Disability shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing Executive’s rights hereunder.

9.Miscellaneous Provisions.

(a)No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Executive may receive from any other source.

(b)Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d)Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof, including Executive’s employment signed offer letter with the Company in effect as of the Effective Date.  This Agreement may not be altered, modified, or amended, nor may any subsequent equity awards granted to Executive have less favorable change in control or severance protection unless such amendment or subsequent document is in writing signed by Executive and specifically referencing this Section 9(d).

(e)Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to the choice-of-law provisions. The Utah state courts in Provo, Utah and/or the United States District Court for the District of Utah, located in Provo, Utah, shall have exclusive jurisdiction and venue over all controversies relating to or arising out of this Agreement. Executive hereby expressly consents to the exclusive jurisdiction and venue of the state courts in

Utah County, Utah and/or the United States District Court for the District of Utah, located in Provo, Utah for any disputes arising out of or relating to this Agreement.

(f)Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g)Tax Withholding. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

(h)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, to be effective as of the Effective Date.

COMPANYVIVINT SOLAR, INC.

By:

Dana C. Russell

Chief Financial Officer

EXECUTIVEBy:

David Bywater

APPENDIX A
Restrictive Covenants

This Appendix A shall supplement the terms of the Involuntary Termination Protection Agreement (the “Agreement”). Unless otherwise defined below, capitalized terms used herein shall have the meaning prescribed to them under the Agreement.

1.	Noncompetition; Nonsolicitation; Nondisparagement.

(a)Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

(b)During Executive’s Employment with the Company or its Affiliates (the “Employment Term”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Restricted Group in the Business, the business of any then current or prospective client or customer with whom Executive (or his direct reports) had personal contact or dealings on behalf of the Company.

(i)Unless Executive was employed in California, North Dakota, or Oklahoma, during the Restricted Period, Executive will not directly or indirectly:

(A)engage in the Business anywhere in the United States, or in any geographical area that is within 100 miles of any geographical area where the Restricted Group engages in the Business, including, for the avoidance of doubt, by entering into the employment of or rending any services to a Core Competitor, except where such employment or services do not relate in any manner to the Business;

(B)acquire a financial interest in, or otherwise become actively involved with, any Person engaged in the Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant;

(C)intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Restricted Group and any of their clients, customers, suppliers, partners, members or investors; or

(D)solicit or assist in soliciting in competition with the Restricted Group in the Business, the business of any then current or prospective client or customer with whom Executive (or his direct reports) had personal contact or dealings on behalf of the Company.

(ii)Notwithstanding anything to the contrary in this Appendix A, Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Core Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

(iii)During the Employment Term and the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A)solicit or encourage any employee of the Restricted Group to leave the employment of the Restricted Group;

(B)hire any executive-level employee, key personnel, or manager-level employee (i.e., any operations manager or district sales manager) who was employed by the Restricted Group as of the date of Executive’s termination of employment with the Company or who left the employment of the Restricted Group coincident with, or within one year prior to or after, the termination of Executive’s employment with the Company; or

(C)encourage any consultant of the Restricted Group to cease working with the Restricted Group.

(iv)For purposes of this Agreement:

(A)“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(B)“Business” shall mean (1) origination, installation, or monitoring services related to residential or commercial security, life-safety, energy management or home automation services, (2) installation or servicing of residential or commercial solar panels or sale of electricity generated by solar panels, (3) design, engineering or manufacturing of technology or products related to residential or commercial security, life-safety, energy management or home automation services and/or (4) provision of wireless voice or data services, including internet, into the home.

(C)“Core Competitor” shall mean ADT Security Services/Tyco Integrated Security, Security Networks, LLC, Protection 1, Inc., Protect America, Inc., Stanley Security Solutions, Inc., Vector Security, Inc., Slomins, Inc., Monitronics International, Inc., Life Alert, Comcast Corporation, Time Warner, Inc., AT&T Inc., Verizon Communications, Inc., DISH Network Corp., DIRECTV, Pinnacle, JAB Wireless, Inc., Clearwire Corporation, CenturyLink, Inc., Cox Communication, Inc. and any of their respective Affiliates and current or future dealers, and Sungevity, Inc., RPS, Sunrun Inc., Solar City Corporation, Clean Power Finance, SunPower Corporation, Corbin Solar Solutions LLC, Galkos Construction, Inc., Zing Solar, Terrawatt, Inc. and any of their respective Affiliates or current or future dealers.

(D)“Restricted Group” shall mean, collectively, the Company and its subsidiaries and, to the extent engaged in the Business, their respective Affiliates (including The Blackstone Group L.P. and its Affiliates).

(c)During the Employment Term and the three-year period beginning immediately following the Employment Term, Executive agrees not to make, or cause any other person to make, any communication that is intended to criticize or disparage, or has the effect of criticizing or disparaging, the Company or any of its affiliates, agents or advisors (or any of its or their respective employees, officers or directors (it being understood that comments made in Executive’s good faith performance of his duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement).  Nothing set forth herein shall be interpreted to prohibit Executive from responding truthfully to incorrect public statements, making truthful statements when required by law, subpoena or court order and/or from responding to any inquiry by any regulatory or investigatory organization.  In addition, nothing set forth herein (or in any other Company document, policy, or agreement) limits or prohibits Executive from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company (such actions, the “Protected Activity”).  Notwithstanding, in making any such disclosures or communications, Executive must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may

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constitute Confidential Information to any parties other than the Government Agencies. Executive is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product.

(d)It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against Executive, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(f)The provisions of Section 1 hereof shall survive the termination of Executive’s employment for any reason.

2.	Confidentiality; Intellectual Property.

(a)Confidentiality.

(i)Executive will not at any time (whether during or after Executive’s employment with the Company) (x) retain or use for the benefit, purposes or account of Executive or any other Person; or (y) unless Executive is engaging in Protected Activity, disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than Executive’s professional advisers who are bound by confidentiality obligations or otherwise in performance of Executive’s duties under Executive’s employment and pursuant to customary industry practice), any non-public, proprietary or confidential information --including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals -- concerning the past, current or future business, activities and operations of the Company, its subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii)“Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (b) made legitimately available to Executive by a third party without breach of any confidentiality obligation of which Executive has knowledge; or (c) required by law to be disclosed; provided that with respect to subsection (c) Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii)Except as required by law, or unless Executive is engaging in Protected Activity, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of this Appendix A. This Section 2(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed) unless Executive is engaging in Protected Activity.

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(iv)Upon termination of Executive’s employment with the Company for any reason, Executive shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or Affiliates; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.

(b)Intellectual Property.

(i)If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, at any time during Executive’s employment by the Company and within the scope of such employment and/or with the use of any the Company resources (“Company Works”), Executive shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Works, Executive will keep and maintain same. The records will be available to and remain the sole property and intellectual property of the Company at all times.

(ii)Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works.

(iii)Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv)The provisions of Section 2 hereof shall survive the termination of Executive’s employment for any reason.

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EXHIBIT A

FORM OF RELEASE OF CLAIMS

RELEASE OF CLAIMS

This Release of Claims (this “Agreement”) is made by and between Vivint Solar, Inc. (the “Company”), and David Bywater (“Executive”).  The Company and Executive are sometimes collectively referred to herein as the “Parties” and individually referred to as a “Party”.

RECITALS

WHEREAS, Executive was employed by the Company until _______ __, 20__, when Executive’s employment was terminated (“Termination Date”);

WHEREAS, Executive signed an [At-Will Employment, Proprietary Information, Invention Assignment, and Arbitration Agreement] with the Company, effective as of _______________ (the “Proprietary Rights Agreement”);

WHEREAS, in accordance with Section 3[(b)]/[(c)] of that certain Involuntary Termination Protection Agreement between the Company and Executive, effective as of _____________ (the “Termination Agreement”), Executive has agreed to enter into and not revoke a standard release of claims in favor of the Company as a condition to receiving the severance benefits described in the Termination Agreement; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Executive may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment relationship with the Company and the termination of that relationship.

NOW THEREFORE, for good and valuable consideration, including the mutual promises and covenants made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Termination.  Executive’s employment with the Company terminated on the Termination Date.

2.Payment of Salary and Receipt of All Benefits.  Executive acknowledges and represents that, other than the consideration to be paid in accordance with the terms and conditions of the Termination Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, draws, stock, stock options or other equity awards (including restricted stock unit awards), vesting, and any and all other benefits and compensation due to Executive and that no other reimbursements or compensation are owed to Executive.

3.Release of Claims.  Executive agrees that the consideration to be paid in accordance with the terms and conditions of the Termination Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, Executives, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation the following:

(a)any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Utah Antidiscrimination Act; the California Family Rights Act; the California Equal Pay Law; the California Unruh Civil Rights Act; the California Workers’ Compensation Act; the California Labor Code; and the California Fair Employment and Housing Act; the Utah Antidiscrimination Act;

(e)any and all claims for violation of the federal, or any state, constitution;

(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h)any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section 3 (the “Release”) shall be and remain in effect in all respects as a complete general release as to the matters released.  The Release does not extend to any severance obligations due Executive under the Termination Agreement.  The Release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company).  Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 3.  Nothing in this Agreement waives Executive’s (i) rights under that certain Indemnification Agreement between the Company and Executive, effective as of [DATE] (the “Indemnification Agreement”), or (ii) rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.

4.Acknowledgment of Waiver of Claims under ADEA.  Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled.  Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least 21 days within which to consider this Agreement; (c) Executive has 7 days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.  In the event Executive signs this Agreement and delivers it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.  Executive acknowledges and understands that revocation must be accomplished by a written notification to the Chief Legal Officer of the Company that is received prior to the Effective Date.

5.Unknown Claims.  Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Executive’s favor at the time of executing the release, which, if known by Executive, must have materially affected Executive’s settlement with the releasee.  Executive, being aware of this principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect.

6.No Pending or Future Lawsuits.  Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.  Executive confirms that Executive has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Executive or any other present or former Company employees, including violations of the federal and state securities laws or the Sarbanes-Oxley Act of 2002.

7.Confidential Information.  Executive reaffirms and agrees to observe and abide by the terms of the Proprietary Rights Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, which agreement shall continue in force; provided, however, that: (a) as to any provisions regarding competition contained in the Proprietary Rights Agreement that conflict with the provisions regarding competition contained in Appendix A of the Termination Agreement, the provisions of Appendix A of the Termination Agreement shall control; (b) as to any provisions regarding solicitation of employees contained in Appendix A of the Proprietary Rights Agreement that conflict with the provisions regarding solicitation of employees contained in this Agreement, the provisions of Appendix A of the Termination Agreement shall control.

8.Return of Company Property; Passwords and Password-protected Documents.  Executive confirms that Executive has returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control.  Executive further confirms that Executive has cancelled all accounts for Executive’s benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.  Executive also confirms that Executive has delivered all passwords in use by Executive at the time of Executive’s termination, a list of any documents that Executive created or of which Executive is otherwise aware that are password-protected, along with the password(s) necessary to access such password-protected documents.

9.No Cooperation.  Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement.  Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide any such counsel or assistance.

10.Breach.  In addition to the rights provided in the Section 11 below, Executive acknowledges and agrees that any material breach of this Agreement (unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA), or of any provision of the Proprietary Rights Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Executive under this Agreement and the Proprietary Rights Agreement.

11.Attorneys’ Fees.  In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

12.No Admission of Liability.  Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

13.Noncompetition/Nonsolicitation/Nondisparagement.  Executive agrees to adhere to the noncompetition, nonsolictiation, and the nondisparagement restrictions set forth in Appendix A of the Termination Agreement.

14.Protected Activity Not Prohibited.  Nothing in this Agreement limits or prohibits Executive from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity

Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, Executive must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Executive is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product.

15.Costs.  The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

16.Arbitration.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN UTAH COUNTY IN THE STATE OF UTAH, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW, INCLUDING THE UTAH RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION 16 WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

17.Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18.No Representations.  Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Executive has relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

19.Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

20.Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Proprietary Rights Agreement, the Termination Agreement, the Indemnification Agreement, and Executive’s written equity compensation agreements with the Company.

21.No Oral Modification.  This Agreement may only be amended in writing signed by Executive and the Chairman of the Compensation Committee of the Board of Directors of the Company.

22.Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to the choice-of-law provisions.  The Utah state courts located in Utah County, Utah and/or the United States District Court for the District of Utah, located in Provo, Utah, shall have exclusive jurisdiction and venue over all controversies relating to or arising out of this Agreement.  Executive hereby expressly consents to the exclusive jurisdiction and venue of the Utah state courts in Utah County, Utah and/or the United States District Court for the District of Utah for any disputes arising out of or relating to this Agreement.

23.Effective Date.  Executive understands that this Agreement shall be null and void if not executed by Executive within 21 days.   Each Party has seven days after that Party signs this Agreement to revoke it.  This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

24.Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

25.Voluntary Execution of Agreement.  Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees.  Executive expressly acknowledges that:

(a)	Executive has read this Agreement;
(b)	Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(c)	Executive understands the terms and consequences of this Agreement and of the releases it contains; and
(d)	Executive is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

COMPANYVIVINT SOLAR, INC.

By:

Name:

Title:

Dated:

EXECUTIVE	David Bywater, an individual

(Signature)

Dated: